EXHIBIT 10.2

                                PROMISSORY NOTE


Principal Amount: $10,000,000.00                     Date: November 17, 1994
Home Office, Phoenix, Arizona


PROMISE TO PAY AND INTEREST. For value received, the undersigned ("Borrower"), promises to pay to BANK ONE, ARIZONA, NA, a national banking association, or order ("Bank") at its above office, or at such other place as Bank may designate in writing, in lawful money of the United States of America, the principal sum of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00), or such lesser amount as shall have been disbursed and is unpaid as shown on the records of Bank which shall be conclusive as to such amount, with interest thereon from the date advanced at the applicable rate from time to time ("Interest Rate") from time to time on each advance ("Advance") under the Loan Agreement of even date herewith between Borrower and Bank, as amended, modified, extended, renewed, restated, and supplemented from time to time ("Loan Agreement"), from the date advanced as follows:

          (a) Except to the extent that an Advance bears interest at the Fixed Rate, as defined herein, pursuant to this Note, interest shall accrue on the unpaid principal of each Advance at the Variable Rate. Interest at the Variable Rate shall be computed on the basis of a 360 day year and accrue on a daily basis for the actual number of days elapsed.

          (b) To the extent Borrower shall elect as provided in this Note and to the extent not otherwise provided in this Note, interest shall accrue on the unpaid principal of an Advance at the Fixed Rate. Interest at the Fixed Rate shall be computed on the basis of a 360 day year and accrue on a daily basis for the actual number of days elapsed.

     As used in this Note:

     "Business Day" means a day of the year on which banks are not required or authorized to close in Phoenix, Arizona, and, with respect to a Fixed Rate Advance, a day on which dealings are carried on in the London interbank market.

     "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors to the Federal Reserve System, as in effect from time to time.

     "Eurodollar Rate Reserve Percentage" for the Interest Period for each Fixed Rate Advance means the reserve percentage applicable two (2) Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental, or other marginal reserve requirement) for a member bank of the Federal Reserve System in San Francisco with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities which includes deposits by reference to which the Interest Rate on Fixed Rate Advances is determined) having a term equal to such Interest Period.

     "Fixed Rate" means the rate per annum equal to the sum of (i) two and one-half percent (2.5%) per annum, and (ii) the rate per annum obtained by dividing (A) the rate of interest determined by Bank, based on Telerate System reports or such other source as may be selected by Bank, to be the "London Interbank Offered Rate" at which deposits in United States dollars are offered by major banks in London, England, one (1) Business Day before the first day of the respective Interest Period by (B) a percentage equal to one hundred percent (100%) minus the Eurodollar Rate Reserve Percentage for the period equal to such Interest Period.

     "Fixed Rate Advance" means an Advance that bears or is requested to bear interest at the Fixed Rate.

     "Interest Period" means, for each Fixed Rate Advance, the period commencing on the date of such Fixed Rate Advance and ending on the last day of the period selected by Borrower pursuant to the provisions herein and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by Borrower pursuant to the provisions herein. The duration of each Interest Period shall be 30, 60, 90, or 120 days, as selected by Borrower (A), for a new Advance, in the request for a Fixed Rate Advance or
(B), for an outstanding Advance, in the request for a Fixed Rate Advance to continue bearing interest at the Fixed Rate; provided, however, that:

          (i) Interest Periods commencing on the same date shall be of the same duration;

          (ii) Whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

          (iii) No Interest Period with respect to any Advance shall extend beyond the Maturity Date.

     "Regulatory Change" means any change effective after the date of this
Note in United States federal, state, or foreign law, regulations, or rules or the adoption or making after such date of any interpretation, directive, or request applying to a class of banks including Bank, of or under any United States federal, state, or foreign law, regulation or rule (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

     "Variable Rate" means the rate per annum equal to the sum of (i) one-half of one percent (.5%) per annum, and (ii) the rate per annum most recently publicly announced by Bank, or its successors, in Phoenix, Arizona, as its "prime rate," as in effect from time to time. The Variable Rate will change on each day that the "prime rate" changes. The "prime rate" is not necessarily the best or lowest rate offered by Bank, and Bank may lend to its customers at rates that are at, above, or below its "prime rate."

     "Variable Rate Advance" means an Advance that bears or that is requested to bear interest at the Variable Rate.

     Each request for an Advance under the Loan Agreement shall, in addition to complying with the other requirements in the Loan Agreement, (i) specify the date and amount of the requested Advance, (ii) specify whether the Advance shall be an Advance that bears interest at the Variable Rate or shall be an Advance that bears interest at the Fixed Rate, and (iii) if the Advance is to bear interest at the Fixed Rate, (A) specify the Interest Period, (B) be delivered to Bank at least two (2) Business Days prior to the date of the requested Advance, (C) be in a minimum amount of $1,000,000 with integral multiples of $500,000 in excess thereof, and (D), when added to the number of previous Advances bearing interest at the Fixed Rate, not cause the aggregate number of all outstanding Advances bearing interest at the Fixed Rate to exceed three (3). Any Advance not complying with the foregoing requirements for an Advance bearing interest at the Fixed Rate shall bear interest at the Variable Rate.

     If Borrower desires that a Fixed Rate Advance continue to bear interest at the Fixed Rate after the end of an existing Interest Period, Borrower shall deliver to Bank a notice making such election and specifying the new Interest Period. If Borrower does not deliver such notice within such time, then after the existing Interest Period the Fixed Rate Advance shall become a Variable Rate Advance and shall bear interest at the Variable Rate.

     Borrower may on any Business Day, upon written notice to and received by Bank not later than 12:00 p.m. (Phoenix, Arizona local time) (i) on the second Business Day, in the case of any conversion of a Variable Rate Advance into a Fixed Rate Advance and (ii) on the first Business Day in the case of any conversion of a Fixed Rate Advance into a Variable Rate Advance, prior to the date of the proposed conversion, convert any Advance of one type into an Advance of the other type; provided, however, that any conversion of a Fixed Rate Advance (A) shall only be made on the last day of the applicable Interest Period, (B) shall be made only as to an Advance in a minimum amount of $1,000,000 with integral multiples of $500,000 in excess thereof, and (C) shall not result after such requested conversion in the aggregate number of Fixed Rate Advances exceeding three (3). Each such notice of a conversion shall specify the date of such conversion and the Advance(s) to be converted.

     Notwithstanding any provision of the Loan Documents to the contrary, Bank shall be entitled to fund and maintain its funding of all or any part of any Advance in any manner it sees fit; provided, however, that for the purposes of this Note, all determinations hereunder shall be made as if Bank had actually funded and maintained each Fixed Rate Advance during the Interest Period therefor through the purchase of deposits having a maturity corresponding to the last day of the Interest Period and bearing an interest rate equal to the Fixed Rate for such Interest Period.

     If, due to any Regulatory Change, there shall be any increase in the cost to Bank of agreeing to make or making, funding, or maintaining Fixed Rate Advances (including, without limitation, any increase in any applicable reserve requirement), then Borrower shall from time to time, upon demand by Bank, pay to Bank such amounts as Bank may reasonably determine to be necessary to compensate Bank for any additional costs that Bank reasonably determines are attributable to such Regulatory Change and Bank will notify the Borrower of any Regulatory Change that will entitle Bank to compensation pursuant to this paragraph as promptly as practicable, but in any event within 90 days after Bank obtains knowledge thereof; provided, however, that if Bank fails to give such notice within 90 days after it obtains knowledge of such a Regulatory Change, Bank shall, with respect to compensation payable in respect of any costs resulting from such Regulatory Change, only be entitled to payment for costs incurred from and after the date that Bank does give such notice. Bank will furnish to Borrower a certificate setting forth in reasonable detail the basis for the amount of each request by Bank for compensation under this paragraph. Determinations by Bank of the amounts required to compensate Bank shall be conclusive, absent manifest error. Bank shall be entitled to compensation in connection with any Regulatory Change only for costs actually incurred by Bank.

     Notwithstanding any provision of the Loan Documents, if Bank shall notify Borrower that as a result of a Regulatory Change it is unlawful for Bank to make Advances at the Fixed Rate, or to fund or maintain Fixed Rate Advances, (i) the obligations of Bank to make Advances at the Fixed Rate and to convert Advances to the Fixed Rate shall be suspended until Bank shall notify Borrower that the circumstances causing such suspension no longer exist, and (ii) in the event such Regulatory Change makes the maintenance of Advances at the Fixed Rate unlawful, Borrower shall forthwith prepay in full all Fixed Rate Advances then outstanding, together with interest accrued thereon and all amounts in connection with such prepayment specified in the paragraph in this Note titled "PREPAYMENT," unless Borrower, within five (5) Business Days of notice from Bank, converts all Fixed Rate Advances then outstanding into Variable Rate Advances pursuant to the conversion procedures in this Note and pays all amounts in connection with such prepayments or conversions specified in the paragraph in this Note titled "PREPAYMENT."

     Notwithstanding any other provision of the Loan Documents, if prior to the commencement of any Interest Period, Bank shall determine (i) that United States dollar deposits in the amount of any Fixed Rate Advance to be outstanding during such Interest Period are not readily available to Bank in the London interbank market, or (ii) by reason of circumstances affecting the London interbank market, adequate and reasonable means do not exist for ascertaining the Fixed Rate for such Interest Period in the manner prescribed above in the definition of "Fixed Rate," then Bank shall promptly give notice thereof to Borrower and the obligation of Bank to create, continue, or effect by conversion any Fixed Rate Advance in such amount and for such Interest Period shall terminate until United States dollar deposits in such amount and for the Interest Period shall again be readily available in the London interbank market and adequate and reasonable means exist for ascertaining the Fixed Rate.

     Notwithstanding the foregoing, if at any time the contract rate shall exceed the Maximum Rate, thereby causing the interest on this Note to be limited to the Maximum Rate, then any subsequent reduction in the contract rate shall not reduce the rate of interest on this Note below the Maximum Rate until the total amount of interest accrued on this Note equals the amount of interest which would have accrued on this Note if the contract rate had at all times been in effect. The term "Maximum Rate," as used herein, shall mean at the particular time in question the maximum rate of interest which, under applicable law, may then be charged on this Note. If such maximum rate of interest changes after the date hereof and this Note provides for a fluctuating rate of interest, the Maximum Rate shall be automatically increased or decreased, as the case may be, without notice to Borrower from time to time as of the effective date of each change in such maximum rate.

     All accrued interest shall be due and payable on December 1, 1994, and continuing on the same day of each successive month thereafter until that date that is twelve (12) months after the Conversion Date (the "Maturity Date"); the "Conversion Date" shall have the meaning set forth in the Loan Agreement. Prior to the Maturity Date, principal shall be due and payable as provided in the Loan Agreement, including, without limitation, Section
3.4 thereof. All capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Loan Agreement. On the Maturity Date, Borrower shall pay to Bank the unpaid principal, all accrued and unpaid interest, and all other amounts ("Other Amounts") payable by Borrower to Bank under the Loan Documents.

     Principal shall bear interest at the Interest Rate from the date of disbursement until the due date thereof, whether due by acceleration or otherwise. Principal, interest, and Other Amounts not paid when due and any judgment therefor shall bear interest from its due date or the judgment date, as applicable, until paid at a rate ("Default Rate") equal to the lesser of (i) the sum of (A) four percent (4%) per annum and (B) the Variable Rate; or (ii) the Maximum Rate, if any, and such interest shall be immediately due and payable.

     All interest shall be computed on the basis of a 360-day year and accrue on a daily basis for the actual number of days elapsed. Borrower agrees to pay an effective rate of interest that is the sum of (i) the interest rate provided herein and (ii) any additional rate of interest resulting from any other charges or fees paid or to be paid in connection herewith that are determined to be interest or in the nature of interest; provided, however, that in no event shall the amounts payable under clause
(i) and (ii) exceed the Maximum Rate.

APPLICATION OF PAYMENTS. At the option of Bank, payments shall be applied to principal, interest, and Other Amounts in such order as Bank shall determine. This Note evidences a revolving line of credit. Amounts paid or prepaid hereunder may be reborrowed in accordance with the Loan Agreement.

PREPAYMENT. Except as to payments due under this paragraph with respect to payment or conversion of a Fixed Rate Advance on a day other than the last Business Day in the Interest Period for such Fixed Rate Advance, Borrower may prepay the outstanding principal balance hereof in whole or in part at any time prior to the Maturity Date without penalty or premium as stated in such notice by Borrower; provided, however, that if any payment of all or any portion of a Fixed Rate Advance shall be made other than on the last day of the Interest Period for such Fixed Rate Advance for any reason (including, without limitation, any optional or required prepayment and any acceleration of the Maturity Date) then, anything in the Loan Documents to the contrary notwithstanding, Borrower shall pay to Bank contemporaneously with such prepayment, a payment equal to any losses, costs, or expenses that Bank may reasonably incur as a result of such prepayment, including, without limitation, any loss (including, without limitation, loss of anticipated profits), cost, or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Bank to fund or maintain such Fixed Rate Advance. Borrower agrees to also make a payment under the immediately preceding sentence upon each conversion of a Fixed Rate Advance to a Variable Rate Advance on a date other than the last Business Day of the Interest Period for such Fixed Rate Advance to be determined as if the amount so converted had been prepaid on the date of conversion. The obligations of Borrower and the rights of Bank under this paragraph shall survive payment and performance of the obligations of the Loan Parties under the Loan Documents and shall remain in full force and effect without termination. Bank will furnish to Borrower a certificate setting forth in reasonable detail the basis for the amount of each request by Bank for payment under this paragraph. The determination by Bank of amounts due under this paragraph shall be conclusive, absent manifest error.

LATE CHARGE. If any payment of principal and/or interest is not received by Bank within fifteen (15) days after its due date, then, in addition to the other rights and remedies of Bank, a late charge of four percent (4%) of the amount due and unpaid will be charged to Borrower without notice to Borrower, such late charge to be immediately due and payable; provided, however, that the obligation to pay a late charge shall be subject to the provisions hereof limiting the charging, collection and receipt of interest to the Maximum Rate.

NO COUNTERCLAIMS, DEDUCTIONS, ETC. All payments and other obligations of Borrower under the Loan Documents will be made and performed without counterclaim, deduction, defense, deferment, reduction, or set-off.

EVENTS OF DEFAULT.   Each of the following shall be an event of default
("Event of Default"):

               Failure by any Loan Party to pay when due any amount payable by such Loan Party under any of the Loan Documents or failure by Borrower to pay when due any other indebtedness of Borrower to Bank and, in each case, the continuation of such failure for fifteen (15) days after the due date.

               Failure by any Loan Party to comply with Sections 6.22, 7.1, 7.2 or 7.3 of the Loan Agreement.

               Failure by any Loan Party to comply with Sections 6.16 or 6.21 of the Loan Agreement and the continuation of such failure for five (5) days after notice thereof from Bank.

               If Borrower's quarterly financial statements submitted to Bank pursuant to the Loan agreement show Operating Losses for two (2) consecutive fiscal quarters.

               Failure by any Loan Party to comply with any covenants, terms, and conditions applicable to such Loan Party under or pursuant to any other Debt owed by such Loan Party to any other Person, and the continuation of such failure after the expiration of any contractual grace or cure periods provided with respect to such Debt.

               Failure by any Loan Party to perform any other obligation not involving the payment of money, or to comply with any other term or condition applicable to such Loan Party, in any of the Loan Documents (that is not otherwise described in any other Event of Default under this Note) and the continuation of such failure for thirty (30) days after notice thereof from Bank (or such shorter period as may otherwise be set forth in the Loan Documents).

               Any representation or warranty made by any Loan Party in any of the Loan Documents or otherwise or any information delivered by any Loan Party to Bank in obtaining or hereafter in connection with the credit evidenced by this Note is materially incomplete, incorrect, or misleading as of the date made or delivered.

               Bank believes in good faith that a Material Adverse Change has occurred after the date of the financial statements and other information provided by any Loan Party in obtaining the credit evidenced by this Note. "Material Adverse Change" means any change in the assets, business, financial condition, operations, or results of operations of any Loan Party or any other event or condition that in the reasonable opinion of Bank is
     (i) reasonably likely to affect the likelihood of performance by any Loan Party of any of the obligations in the Loan Documents,
     (ii) reasonably likely to affect the ability of any Loan Party to perform any of the obligations in any of the Loan Documents, (iii) reasonably likely to affect the legality, validity, or binding nature of any of the obligations in the Loan Documents or any lien, security interest, or other encumbrance securing any of the obligations under the Loan Documents, or (iv) reasonably likely to affect the priority of any lien or encumbrance securing any of the obligations in the Loan Documents.

               Any Loan Party (i) is unable or admits in writing such Loan Party's inability to pay such Loan Party's monetary obligations as they become due, (ii) makes a general assignment for the benefit of creditors, or (iii) applies for, consents to, or acquiesces in, appointment of a trustee, receiver, or other custodian for such Loan Party or any or all of the property of such Loan Party, or in the absence of such application, consent, or acquiescence by such Loan Party a trustee, receiver, or other custodian is appointed for such Loan Party or any or all of the property of such Loan Party.

               Commencement of any case under the Bankruptcy Code
     (Title 11 of the United States Code) or commencement of any other bankruptcy, arrangement, reorganization, receivership, custodianship, or similar proceeding under any federal, state, or foreign law by or against any Loan Party.

               The dissolution or liquidation of any Loan Party; the consolidation or merger of any Loan Party with any other Person; or the taking of any action by any Loan Party toward a dissolution, liquidation, consolidation, or merger.

               Any Loan Party or any other person on behalf of any Loan Party claims that any Loan Document is not legal, valid, binding, and enforceable against any Loan Party, that any lien, security interest, or other encumbrance securing any of the obligations under the Loan Documents is not legal, valid, binding, and enforceable, or that the priority of any lien, security interest, or other encumbrance securing any of the obligations in the Loan Documents is different than the priority represented and warranted in the Loan Documents.

               The occurrence of any condition or event that is a default or is designated as a default, an event of default, or an Event of Default in any other Loan Document or in any agreement, document, or instrument relating to any other indebtedness of Borrower to Bank.

               Failure by Continental Homes Holding Corp., a Delaware corporation ("CHHC") to purchase, on or before the earlier of (i) two (2) business days after the date that Bank executes the Loan Agreement, or (ii) December 30, 1994, one hundred percent (100%) of the issued and outstanding shares of stock in Borrower.

               Failure by counsel for CHHC and counsel for Borrower and reasonably acceptable to Bank to issue to Bank, within two (2) business days after the date of this Note, opinion letters in form and substance reasonably satisfactory to Bank concerning CHHC's acquisition of Borrower's stock as described in Paragraph 14 and concerning the loan documents executed in connection with this Note.

               Failure by CHHC, or the Board of Directors of Borrower to deliver to Bank, within two (2) business days after the date of this Note, Ratifications of Loan Documents following consummation of the stock purchase described in Paragraph 14.

               Failure by CHHC to issue to Bank, within two (2) business days after the date of this Note, a Certificate in form and substance reasonably satisfactory to Bank concerning certain Indentures executed by CHHC.

RIGHTS AND REMEDIES OF BANK. Upon occurrence of an Event of Default, Bank may, at its option, in its absolute and sole discretion, and without demand or notice, (i) declare the obligations in the Loan Documents to be immediately due and payable, whereupon the obligations in the Loan Documents shall be immediately due and payable, and (ii) exercise any or all other rights and remedies of Bank concurrently or consecutively in such order as Bank elects. The rights and remedies of Bank shall be cumulative and non-exclusive. Delay, discontinuance, or failure to exercise any right or remedy of Bank shall not be a waiver thereof, or of any other right or remedy of Bank, or of the time of the essence provision. Exercise of any right or remedy of Bank shall not cure or waive any Event of Default or invalidate any act done in response to any Event of Default.

LIMIT ON LIABILITY OF BANK. In exercising rights and remedies, neither Bank nor any stockholder, director, officer, employee, agent, or representative of Bank shall have any liability for any injury to the assets, business, operations, or property of Borrower or any other liability to Borrower, other than for its own gross negligence or willful misconduct.

SURVIVAL. The representations, warranties, and covenants of the Loan Parties in the Loan Documents shall survive the execution and delivery of the Loan Documents and the making of advances to Borrower.

INTEGRATION, ENTIRE AGREEMENT, CHANGE, DISCHARGE, TERMINATION, WAIVER, APPROVAL, CONSENT, ETC. The Loan Documents contain the complete understanding and agreement of Borrower and Bank and supersede all prior representations, warranties, agreements, arrangements, understandings, and negotiations. No provision of the Loan Documents may be changed, discharged, supplemented, terminated, or waived except in a writing signed by the parties thereto. Delay or failure by Bank to insist on performance of any obligation when due or compliance with any other term or condition in the Loan Documents shall not operate as a waiver thereof or of any other obligation, term, or condition or of the time of the essence provision. Acceptance of late payments shall not be a waiver of the time of the essence provision, the right of Bank to require that subsequent payments be made when due, or the right of Bank to declare an Event of Default if subsequent payments are not made when due. Any approval, consent, or statement that a matter is satisfactory by Bank under the Loan Documents must be in writing executed by Bank and shall be construed to apply only to the person(s) and facts specifically set forth in the writing.

BINDING EFFECT. The Loan Documents shall be binding upon and shall inure to the benefit of Bank and the Loan Parties and their successors and assigns and the executors, legal administrators, personal representatives, heirs, devisees, and beneficiaries of the Loan Parties; provided, however, that the Loan Parties may not assign any of their rights or delegate any of their obligations under the Loan Documents and any purported assignment or delegation shall be void. Bank may from time to time in its absolute and sole discretion assign it rights and delegate its obligations under the Loan Documents, in whole or in part, without notice to or consent by any Loan Party (including, without limitation, participations). In addition to any greater or lesser limitation provided by law, no Loan Party shall assert against any assignee of Bank any claims or defenses such Loan Party may have against Bank, except claims and defenses arising under the Loan Documents.

COSTS, EXPENSES, AND FEES. Borrower agrees to pay on demand all external and internal costs, expenses, and fees (including, without limitation, as applicable, inside and outside attorneys, paralegals, document clerks and specialists, appraisal, appraisal review, environmental assessment, environmental testing, environmental cleanup, other inspection, processing, title, filing, and recording costs, expenses, and fees) of Bank (i) in the negotiation, execution, delivery, and modification of the Loan Documents,
(ii) in the making of advances, in the monitoring the activities of Borrower, and otherwise in administering the credit evidenced by this Note,
(iii) in enforcement of the Loan Documents and exercise of the rights and remedies of Bank, (iv) in defense of the legality, validity, binding nature, and enforceability of the Loan Documents and the perfection and priority of the liens and encumbrances granted in the Loan Documents, (v) in gaining possession of, holding, repairing, maintaining, preserving, and protecting the property ("Collateral") securing the obligations in the Loan Documents,
(vi) in selling or otherwise disposing of the Collateral, (vii) otherwise in relation to the Loan Documents, the Collateral, or the rights and remedies of Bank under the Loan Documents or relating to the Collateral, and (viii) in preparing for the foregoing, whether or not any legal proceeding is brought or other action is taken. Such costs, expenses, and fees shall include, without limitation, all such costs, expenses, and fees incurred in connection with any bankruptcy, receivership, replevin, or other court proceedings (whether at the trial or appellate level). Borrower agrees, to the extent permitted by applicable law, to pay interest on such costs, expenses, and fees at the Default Rate from the date incurred by Bank until paid in full.

SEVERABILITY. If any provision or any part of any provision of the Loan Documents is unenforceable, the enforceability of the other provisions or the other provisions and the remainder of the subject provision, respectively, shall not be affected and they shall remain in full force and effect.

CHOICE OF LAW. The Loan Documents shall be governed by the laws of the State of Arizona, without giving effect to conflict of laws principles, except that the laws of the State of Florida shall govern the creation, attachment, perfection, priority, and foreclosure of liens on the Collateral located in Florida, and except to the extent such laws are preempted by applicable federal laws.

TIME OF ESSENCE. Time is of the essence with regard to each provision of the Loan Documents as to which time is a factor.

NOTICES AND DEMANDS. All demands or notices under the Loan Documents shall be in writing (including, without limitation, telecopy, telegraphic, telex, or cable communication) and mailed, telecopied, telegraphed, telexed, cabled, or delivered to the respective party hereto at the address specified at the end of this paragraph or such other address as shall have been specified in a written notice. Any demand or notice mailed shall be mailed first-class mail, postage-prepaid, return-receipt-requested and shall be effective upon the earlier of (i) actual receipt by the addressee, and (ii) the date shown on the return-receipt. Any demand or notice not mailed will be effective upon the earlier of (i) actual receipt by the addressee, and
(ii) the time the receipt of the telecopy, telegram, telex, or cable is mechanically confirmed.

     Address for Notices to Borrower:

          Heftler Realty Co.
          9450 Sunset Drive
          Miami, Florida  33173

     Address for Notices to Bank:

          Bank One, Arizona, NA
          Post Office Box 29542
          Phoenix, Arizona  85038
          Attention:  Real Estate Finance Division, Dept. A-383

JOINT AND SEVERAL OBLIGATIONS. All obligations in any of the Loan Documents executed by more than one Loan Party shall be the joint and several obligations of each such person, and each reference in any Loan Document to Borrower, Obligor, or Trustor shall be a reference to each such person individually and all such persons collectively.

COMMUNITY PROPERTY AND SEPARATE PROPERTY OF BORROWER. If Borrower includes one or more persons who are married to each other or to other persons, each such person included in Borrower agrees that (i) the Loan Documents executed by Borrower are made on behalf of the marital community of each person included in Borrower and his or her spouse, and (ii) Bank may have recourse against the separate property of each person included in Borrower and the community property of each such person included in Borrower and his or her spouse for satisfaction of the obligations of Borrower under the Loan Documents.

BANK'S RIGHT OF SET-OFF. Borrower grants to Bank (i) the right at any time and from time to time after an Event of Default, in the absolute and sole discretion of Bank and without demand or notice to the Borrower, to set-off and apply deposits (whether certificates of deposit, demand, general, savings, special, time, or other, and whether provisional or final) held by Bank for Borrower and any other liabilities or other obligations of Bank to Borrower ("Deposits, Liabilities, and Obligations") against or to the obligations of Borrower under the Loan Documents, regardless of whether the Deposits, Liabilities, and Obligations are contingent, matured, or unmatured, and (ii) a security interest in the Deposits, Liabilities, and Obligations to secure the obligations of Borrower under the Loan Documents. In addition, Borrower grants to Bank the right upon the occurrence of an event that with notice, passage of time, or both would be an Event of Default to segregate all Deposits, Liabilities, and Obligations into an account or otherwise under the sole control of Bank.

INDEMNIFICATION OF BANK. Borrower agrees to indemnify, hold harmless, and on demand defend Bank and its stockholders, directors, officers, employees, agents, and representatives for, from, and against any and all damages, losses, liabilities, costs, and expenses (including, without limitation, costs and expenses of litigation and reasonable attorneys' fees) arising from any claim or demand in respect of the Loan Documents, the Collateral, or the transaction described in the Loan Documents and arising at any time, whether before or after payment and performance of the Obligations in full, excepting any such matters arising solely from the gross negligence or willful misconduct of Bank. The obligations of Borrower and the rights of Bank under this paragraph shall survive payment and performance of the Obligations in full and shall remain in full force and effect without termination.

RESCISSION OR RETURN OF PAYMENTS. If at any time or from time to time, whether before or after payment and performance of the obligations of the Loan Parties under the Loan Documents in full, all or any part of any amount received by Bank in payment of, or on account of, any obligation of the Loan Parties under the Loan Documents is or must be, or is claimed to be, avoided, rescinded, or returned by Bank to Borrower or any other Person for any reason whatsoever (including, without limitation, bankruptcy, insolvency, or reorganization of Borrower or any other Person), such obligation and any liens, security interests, and other encumbrances that secured such obligations at the time such avoided, rescinded, or returned payment was received by Bank shall be deemed to have continued in existence or shall be reinstated, as the case may be, all as though such payment had not been received.

NO CONSTRUCTION AGAINST BANK OR BORROWER. The Loan Documents are the result of negotiations between Borrower and Bank. Accordingly, the Loan Documents shall not be construed for or against Borrower or Bank, regardless of which party drafted the Loan Documents or any part thereof.

HEADINGS. The headings at the beginning of each section of the Loan Documents are solely for convenience and are not part of the Loan Documents.

NUMBER AND GENDER. In the Loan Documents the singular shall include the plural and vice versa and each gender shall include the other genders.

MULTIPLE CREDIT ACCOMMODATIONS. If from time to time Borrower has more than one loan or other credit accommodation with Bank, Borrower agrees that, unless otherwise agreed by Bank and Borrower in writing, (i) the Loan Documents and the agreements, documents, and instruments evidencing and relating to such other loan(s) and credit accommodation(s) shall all remain in effect and neither shall supersede the other, regardless of whether the Loan Documents and such other agreements, documents, and instruments have differing terms, conditions, and requirements, and (ii), regardless of any such differences, Borrower shall comply with all the terms, conditions, and requirements of the Loan Documents and of such other agreements, documents, and instruments.

WAIVER OF STATUTE OF LIMITATIONS. Borrower waives, to the full extent permitted by law, the right to plead any statutes of limitations as a defense to any or all obligations under the Loan Documents.

WAIVERS BY BORROWER. Borrower (i) waives, to the full extent permitted by law, presentment, notice of dishonor, protest, notice of protest, notice of intent to accelerate, notice of acceleration, notice of dishonor, and all other notices or demands of any kind (except notices specifically provided for in the Loan Documents), and (ii) agrees that Bank may enforce this Note and any other Loan Documents against any person included in Borrower without first having sought enforcement against any other Loan Party or any Collateral.

SAVINGS CLAUSE. This Note and all of the other Loan Documents are intended to be performed in accordance with, and only to the extent permitted by, all applicable usury laws. If any provision hereof or of any of the other Loan Documents or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the application of such provision to any other person or circumstance nor the remainder of the instrument in which such provision is contained shall be affected thereby and shall be enforced to the greatest extent permitted by law. It is expressly stipulated and agreed to be the intent of the holder hereof to at all times comply with the usury and other applicable laws now or hereafter governing the interest payable on the indebtedness evidenced by this Note. If at any time from any circumstance whatsoever, fulfillment of any provision hereof shall render usurious, or if the applicable law is ever revised, repealed or judicially interpreted so as to render usurious, any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to the indebtedness evidenced by this Note, or if Bank's exercise of the option to accelerate the maturity of this Note, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by law, then it is the express intent of Borrower and Bank that all excess amounts theretofore collected by Bank be credited on the principal balance of this Note (or, if this Note and all other indebtedness arising under or pursuant to the other Loan Documents have been paid in full, refunded to Borrower), and the provisions of this Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectable hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid, or agreed to be paid, by Borrower for the use, forbearance, detention, taking, charging, receiving or reserving of the indebtedness of Borrower to Bank under this Note or arising under or pursuant to the other Loan Documents shall, to the maximum extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the usury ceiling from time to time in effect and applicable to such indebtedness for so long as such indebtedness is outstanding. To the extent federal law permits Bank to contract for, charge or receive a greater amount of interest, Bank will rely on federal law, for the purpose of determining the Maximum Rate. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Bank to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

                              HEFTLER REALTY CO., a Florida corporation



                              By:  /s/Roger Heftler
                                   ----------------------------------------
                              Name:   Roger Heftler
                                    ---------------------------------------
                              Title:  Secretary
                                    ---------------------------------------